UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Secured Convertible Debenture Purchase Agreement

On May 1, 2023, Ideanomics, Inc. (the “Company”) entered into the Third Amendment to the Secured Debenture Purchase Agreement, as previously amended (the “Third Amended SDPA”) with YA II PN, Ltd. (“YA II”), which further amended the original Secured Debenture Agreement (the “Original SDPA”), and simultaneously consummated the sale to the Investor of a new Secured Convertible Debenture (the “Fourth Debenture”) in a private placement pursuant to the SDPA for a purchase price of $3,500,000.00. Upon the terms and subject to the conditions contained in the Amended SDPA and Fourth Debenture, the Company promises to pay to YA II $4,130,000 (subject to reduction to $3,780,000 on the Energica SPA Closing Date (as defined below) on August 29, 2023, (a) subject to earlier redemption at the Company’s option (upon payment of a redemption premium of 20% of the principal amount being redeemed or paid, and (b) subject to acceleration at the holder’s option upon an event of default described in the Indenture. The Company will also pay interest on outstanding principal of the Fourth Debenture at an interest rate of eight percent (8%), provided that such interest rate shall be increased to 18% upon an event of default.

In addition, as described in the Third Amended SDPA, the Company, Energica Motor Company SpA, the Company’s subsidiary organized under the laws of Italy (“Energica”), and YA II are contemplating entering into an equity transfer agreement or similar agreement (the “Energica SPA”) pursuant to which YA II (or one of its affiliates) would acquire, inter alia, a percentage, to be agreed upon among the parties thereto, of the then issued and outstanding common stock of Energica (the “Transferred Energica Shares”). The date, if any, on which the parties may enter into the Energica SPA and consummate the transfer of the Transferred Energica Shares is referred to herein the “Energica SPA Closing Date”); provided, that, none of YA II or any of its affiliates shall be required to entered into the Energica SPA unless, in YA II’s sole discretion, all terms and conditions thereof are satisfactory to YA II. The Company agreed to, and to cause Energica to, deliver to YA II each of the following materials on or prior to May 22, 2023: (i) such documentation as required or otherwise requested by YA II to consummate the transactions contemplated under, or reasonably related to, the Energica SPA under Italian law and (ii) such documentation as required or otherwise requested by YA II for YA II to obtain a first-priority perfected security interest under Italian law in respect of the agreed percentage of the Company’s ownership in Energica (the date on which the Company has fulfilled its obligations under this clause (ii) being referred to as the “Energica Pledge Date”). If the Energica Pledge Date occurs, the Company will sell to YA II a new Secured Convertible Debenture (the “Fifth Debenture”) in a private placement pursuant to the SDPA for a purchase price of $3,000,000.00, pursuant to which Company will promise to pay to YA II $3,240,000 principal amount. If the Energica SPA Closing Date occurs, the Purchase Price to be paid by YA II in connection with the Fourth Debenture and the Fifth Debenture shall be consideration for YA II’s (or one of its affiliates’) acquisition of the Transferred Energica Shares.

The foregoing are only summaries of the material terms of the SPA, Third Amended and Restated Secured Debenture Purchase Agreement and the Fourth Debenture, and do not purport to be complete descriptions of the rights and obligations of the parties thereunder, and such summaries are qualified in their entirety by reference to such agreements, which are filed as exhibits to this Current Report on Form 8-K.

Fiducia Stock Purchase Agreement

On May 1, 2023, the Company, the Company’s wholly owned subsidiary Timios Holdings Corp. (“Timios” and, together with the Company, each a “Seller Party”), and Timios Acquisition, LLC (the “Buyer”)[, an affiliate of YAII,] entered into and consummated a Stock Purchase Agreement, pursuant to which Seller sold to the Buyer 100% of the issued and outstanding shares of common stock of its subsidiary, Fiducia Real Estate Solutions, Inc. (“Fiducia”), for a purchase price of Three Million Dollars ($3,000,000) (the “Purchase Price”). At the closing, the Buyer delivered to the Seller Parties (i) the Purchase Price minus (1) the $250,000 outstanding under the Secured Debenture Purchase Agreement, dated as of October 25, 2022, by and between the Parent and YA II PN, minus (2) the $1,400,000 outstanding under the secured debenture, dated as of March 30, 2023, by and between the Company and YA II PN, minus (3) $750,000 outstanding under the secured debenture, dated as of April 17, 2023, by and between the Company and YA II PN, and minus (4) any applicable taxes.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above regarding the sale by the Company of its shares of Fiducia is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2023, the Company received and accepted the resignation of Jerry Fan, an Independent Director of the Company, which shall be effective on May 31, 2023 (the “Resignation Effective Date”). Mr. Fan has chosen to resign for personal reasons on the Resignation Effective Date. There were no material disagreements between Mr. Fan and the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement dated as of May 1, 2023

10.2	Third Amendment to the Secured Debenture Purchase Agreement dated as of May 1, 2023

10.3	Secured Debenture dated May 1, 2023

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: May 5, 2023	By:	/s/ Scott Morrison
Scott Morrison
Chief Financial Officer